Exhibit 99.1

Consolidated Financial Statements and Report of

Independent Certified Public Accountants

BOOKER SOFTWARE, INC. AND SUBSIDIARY

December 31, 2017 and 2016

BOOKER SOFTWARE, INC. AND SUBSIDIARY

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of

Booker Software, Inc.

We have audited the accompanying consolidated financial statements of Booker Software, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Booker Software, Inc. and Subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

New York, New York

April 1, 2018

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Balance Sheets

As of December 31, 2017 and 2016

	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,775,350	$8,884,538
Accounts receivable, net of allowance for doubtful accounts of $37,000 in 2017 and $31,000 in 2016	2,098,615	2,186,971
Prepaid expenses and other current assets	975,389	867,760

Total current assets	9,849,354	11,939,269
Property and equipment, net	642,646	954,822
Goodwill	1,809,557	2,045,586
Intangible assets, net	599,333	1,497,333
Deposits	91,142	198,288

Total assets	$12,992,032	$16,635,298

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,894,010	$2,973,410
Long-term debt - current portion	—	3,070,327
Lease termination payments	—	231,499
Deferred revenue	799,094	2,379,174

Total current liabilities	3,693,104	8,654,410
Warrants liability	441,152	441,152
Long-term debt - noncurrent portion	9,249,560	2,424,783
Holdback cash - Hire Frederick	—	182,283
Deferred rent obligation	27,944	27,950

Total liabilities	13,411,760	11,730,578

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Balance Sheets

As of December 31, 2017 and 2016

	2017	2016
STOCKHOLDERS’ EQUITY (DEFICIT)
Series A Preferred Stock, $.0001 par value: 13,285,000 shares authorized, 13,250,000 shares issued and outstanding; aggregate liquidation value $13,250,000	$1,325	$1,325
Series A-1 Preferred Stock, $.0001 par value: 3,000,000 shares authorized, 3,000,000 shares issued and outstanding; aggregate liquidation value $6,000,000	300	300
Series B Preferred Stock, $.0001 par value: 11,306,278 shares authorized, 11,000,000 shares issued and outstanding; aggregate liquidation value $ 27,500,000	1,100	1,100
Series C Preferred Stock, $.0001 par value: 10,487,878 shares authorized, 10,475,905 shares issued and outstanding; aggregate liquidation value $35,000,000	1,048	1,048
Common stock, $.0001 par value: 63,000,000 shares authorized, 13,867,255 shares issued and outstanding (13,866,425 in 2016)	1,386	1,386
Additional paid-in capital	86,488,617	85,295,108
Accumulated deficit	(86,913,504)	(80,395,547)

Total stockholders’ equity (deficit)	(419,728)	4,904,720

Total liabilities and stockholders’ equity (deficit)	$12,992,032	$16,635,298

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Operations

For the years ended December 31, 2017 and 2016

	2017	2016
REVENUES
Recurring	$18,625,831	$17,680,613
Transactional	6,139,249	5,894,118
Non-recurring	3,341,248	6,849,351

Total revenues	28,106,328	30,424,082

Direct costs
Subscription and support	4,225,005	4,782,267
Hosting	2,576,329	2,712,988
Hardware	559,606	574,743

	7,360,940	8,069,998

OPERATING EXPENSES
Research and development	8,161,981	9,367,992
Sales and marketing	8,144,611	10,465,680
General and administrative	8,179,675	9,823,197
Depreciation and amortization	1,561,828	1,878,816
Loss on disposal of fixed assets	—	122,309

Total operating expenses	26,048,095	31,657,994

Loss from operations	(5,302,707)	(9,303,910)
Interest expense, net of interest income	1,209,250	910,963

Loss before income taxes	(6,511,957)	(10,214,873)
Income tax expense (benefit)	6,000	(7,000)

Net loss	$(6,517,957)	$(10,207,873)

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2017 and 2016

	Series A		Series A-1		Series B		Series C
	Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Common Stock		Additional		Total Stockholders’
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Paid-in Capital	Accumulated Deficit	Equity (Deficit)
Balance - December 31, 2015	13,250,000	$1,325	3,000,000	$300	11,000,000	$1,100	10,475,905	$1,048	13,865,425	$1,386	$84,631,508	$(70,187,674)	$14,448,993
Issuance of stock to employees	—	—	—	—	—	—	—	—	1,000	—	600	—	600
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	663,000	—	663,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	(10,207,873)	(10,207,873)

Balance - December 31, 2016	13,250,000	1,325	3,000,000	300	11,000,000	1,100	10,475,905	1,048	13,866,425	1,386	85,295,108	(80,395,547)	4,904,720
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	597,754	—	597,754
Issuance of stock to employees	—	—	—	—	—	—	—	—	830	—	498	—	498
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	595,257	—	595,257
Net loss	—	—	—	—	—	—	—	—	—	—	—	(6,517,957)	(6,517,957)

Balance - December 31, 2017	13,250,000	$1,325	3,000,000	$300	11,000,000	$1,100	10,475,905	$1,048	13,867,255	$1,386	$86,488,617	$(86,913,504)	$(419,728)

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the years ended December 31, 2017 and 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,517,957)	$(10,207,873)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,561,827	1,878,817
Bad debt expense	148,000	132,707
Loss on disposal of fixed assets	—	122,309
Amortization of discount on long-term debt	171,359	110,431
Amortization of deferred financing costs	92,429	41,030
Loss on debt extinguishment	52,353	—
Stock-based compensation	595,257	663,000
Increase (decrease) in cash and cash equivalents attributable to changes in operating assets and liabilities
Accounts receivable	(59,644)	(125,936)
Prepaid expenses and other assets	(107,629)	361,558
Deposits	107,146	(47,659)
Accounts payable and accrued expenses	(79,400)	(266,203)
Deferred rent obligation	(6)	(97,158)
Lease termination payments	(231,498)	231,499
Deferred revenue	(1,580,080)	1,911,036
Holdback cash - Hire Frederick	(182,283)	19,075

Net cash used in operating activities	(6,030,126)	(5,273,367)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(115,623)	(445,631)
Purchase of domain names	—	(4,000)

Net cash used in investing activities	(115,623)	(449,631)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of stock	498	600
Proceeds from long-term debt	10,000,000	—
Repayment of long-term debt	(5,712,862)	(2,287,137)
Deferred finance costs	(251,075)	(85,568)

Net cash provided by (used in) financing activities	4,036,561	(2,372,105)

Decrease in cash and cash equivalents	(2,109,188)	(8,095,103)
Cash and cash equivalents - beginning of year	8,884,538	16,979,641

Cash and cash equivalents - end of year	$6,775,350	$8,884,538

Supplemental cash flow information:
Cash paid during the year for:
Interest	$876,995	$746,580
Income taxes	6,000	3,350
Supplemental non-cash disclosure:
Issuance of common stock warrants	597,754	—

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

1.	ORGANIZATION AND NATURE OF BUSINESS

Booker Software, Inc. and Subsidiary (the “Company” or “Booker”), a Delaware corporation organized in August 2011, is a global provider of cloud-based business management, scheduling and marketing solutions for service businesses. The Booker application integrates core features on to one operating system that is used by businesses to manage their internal operations and employees, sell and market their services, track customer relationships and transactions, and report on activities. The core features of the Booker platform include scheduling, point of sale (POS), customer management (CRM), employee management, services management, inventory management, marketing and reporting.

In August 2015, the Company acquired Frederick Labs, Inc. (“Frederick”). Frederick provides a marketing automation platform to appointment and class based small businesses which helps them to increase their revenue and provide better service to their customers.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of the Company’s significant accounting policies is presented as an integral part of the accompanying consolidated financial statements:

Basis of Preparation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Booker and Frederick. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all bank money market accounts and other investments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

As of December 31, 2017, the Company had cash concentrations in one financial institution which was in excess of federally-insured limits by approximately $6.6 million. Approximately 64% of accounts receivable is attributable to three customers and 10% of revenue are attributable to one customer as of and for the year ended December 31, 2017, while approximately 65% of accounts receivable is attributable to two customers and 33% of revenue are attributable to two customers as of and for the year ended December 31, 2016.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Credit is generally extended on a short-term basis, thus trade receivables do not bear interest, although a finance charge may be applied to receivables that are past due. The Company generally does not require collateral for trade receivables. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations in the period in which the estimate is revised. Trade receivables that are deemed doubtful are offset against the allowance for doubtful accounts. The allowance for doubtful accounts is based upon review of specific accounts, and historical ratios of bad debt.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided under the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful life of the asset, whichever is shorter. Maintenance and repairs are charged to operations as incurred.

Software and Website Development Costs

The Company capitalizes costs incurred during the application development stage of its Booker platform, its websites, and certain other projects for internal use. Costs incurred during the planning and post implementation phases of these initiatives are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is three years.

The Company did not capitalize software and website development costs during 2017 and 2016. Amortization expense was approximately $11,000 and $300,000 for the years ended December 31, 2017 and 2016, respectively. Costs to provide customer support and maintenance are charged to expense as incurred.

Goodwill and Other Intangibles

Goodwill and other intangible assets with finite lives are amortized using the straight-line method over their estimated useful lives, which is ten years for goodwill and three years for developed technology and domain names. Amortization expense for the years ended December 31, 2017 and 2016 was approximately $1,134,000, each year.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be fully recoverable. An impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying value. If an asset is determined to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the asset exceeds its fair value. For goodwill, impairment is assessed upon occurrence of triggering events that indicate a potential impairment. If a triggering event is determined to be applicable, the Company has the option to first assess qualitative factors to determine whether a quantitative impairment test is necessary. However, if a quantitative impairment test is required, a one-step impairment test, whereby the Company fair value is compared to its carrying value, would be performed and any shortfall will be recognized as impairment. The Company determines fair value using a discounted cash flow analysis or other accepted valuation techniques. There was no triggering events and no impairment in 2017 and 2016.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,

•	Delivery has occurred or services have been rendered,

•	The sales price is fixed or determinable, and

•	Collectability is reasonably assured

Revenue from transaction fees and equipment sales are recognized when the sale takes place. In 2017 and 2016 the Company had non-routine source license sales. Such sales are recognized upon delivery of the license and when no further performance obligation exists. Subscription fees are recognized ratably over the subscription period. Revenues from consulting services, including software customization, are recognized under an output based model as services are provided on a contract-by-contract basis.

Deferred revenues consists principally of billed amounts to be recognized as revenues over the remaining contract period.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were approximately $17,000 and $60,000 for the years ended December 31, 2017 and 2016, respectively.

Research and Development

The Company expenses all research and development costs as incurred. Research and development costs with respect to employee salaries for the years ended December 31, 2017 and December 31, 2016 were approximately $8,162,000 and $9,368,000, respectively.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topics 505 “Equity” and 718 “Compensation - Stock Compensation.” Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The Company recognizes stock-based compensation based on the grant date fair value of those awards over the requisite service period. The Company uses the Black-Scholes-Merton (Black-Scholes) option pricing model to determine the fair value of stock-based compensation awards. Stock-based compensation plan and related information is more fully described in Note 6(C) to these consolidated financial statements. Share-based compensation expense recognized for the years ended December 31, 2017 and December 31, 2016 were $582,000 and $663,000, respectively.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Fair Value of Financial Instruments

ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1 -	Quoted prices in active markets for identical assets or liabilities

Level 2 -	Valuations based on quoted prices in markets that are not active, quoted prices for similar assets or liabilities or all other inputs that are observable

Level 3 -	Unobservable inputs for which there is little or no market data which require the Company to develop its own assumptions

The carrying amounts for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to the short maturity of these items. The carrying value of the Company’s long term debt approximate fair value because the fixed rate charged for borrowings approximates market rate (Level 2). Warrant liability is carrying at fair value. Warrants fair value is determined using option pricing model utilizing assumptions related to the contractual term of the instruments (7 years), estimated volatility of the price of the Company’s common stock (49%), interest rates (2.25%) and the probability of down round anti-dilution adjustment to the exercise price as provided by the warrant agreement terms.

The fair value for the warrant liability as of December 31, 2017 and 2016 were classified under the fair value hierarchy as Level 3.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is more likely than not expected to be realized.

The Company files federal and state income tax returns. The Company’s income tax returns are subject to examination by these tax jurisdictions generally for a period of three years after they are filed.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle an entity should apply a five step process as outlined in the ASU. The standard is effective for nonpublic entities for annual and interim periods beginning after December 15, 2018. Early adoption is permitted under certain scenarios. The Company is currently assessing the impact that the adoption of this standard will have on its consolidated financial statements and related disclosures upon implementation in 2019.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

In August 2014, the FASB issued ASU No. 2014-15 - “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. The ASU requires management to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued and if management’s plans will alleviate that doubt. Management will be required to make this evaluation for both annual and interim reporting periods. The Company adopted this guidance for the fiscal year ended December 31, 2017. This adoption did not have a material impact on the Company’s consolidated financial statements.

In April 2015, the FASB ASU 2015-03, “Imputation of Interest: Simplying the Presentation of Debt Issuance Costs “ASU 2015-03”. It requires the debt issuance cost related to borrowings be presented in the balance sheet as a direct deduction from the carrying amount of the borrowing, consistent with debt discounts. The ASU does not affect the amount or timing of expenses for debt issuance cost. The effective date will be after December 15, 2016, early adoption permitted. The Company adopted this standard in the 2017 Company’s consolidated financial statements. As a result, deferred finance cost of $251,075, net of amortization expense of $25,410, has been netted to reduce the long-term portion of the term loan.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) “ASU 2016-02”, which is effective for the fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. Early adoption is permitted. We are in the process of evaluating the effect that ASU 2016-02 will have on our consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” “ASU 2016-09”, which is intended to simplify several aspects of the accounting for share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted any interim or annual period. If early adopted, an entity must adopt all of the amendments in the same period. The Company is currently evaluating the potential impact of the adoption of ASU 2016-09 on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 “Statements of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments “ASU 2016-15” and is effective for the fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December5, 2019. ASU 2016-15 is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. Early adoption is permitted. The Company is in the process of evaluating the effect that ASU 2016-15 will have on its consolidated financial statements and related disclosures.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment “ASU 2017-04” and is effective for the fiscal years beginning after December 15, 2021. ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. We are in the process of evaluating the effect that ASU 2017-04 will have on our consolidated financial statements and related disclosures. If the Company were to adopt this alternative it is not expected to significantly impact the consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, “Distinguishing Liabilities from Equity (Topic 480): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception.” Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests. The amendments in Part II of this update do not have an accounting effect. ASU 2017-11 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is in the process of evaluating the effect that ASU 2017-11 will have on its consolidated financial statements and related disclosures.

Reclassifications

Certain reclassifications were made to the 2016 financial statements to conform to the 2017 presentation.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31:

	Estimated Life	2017	2016
Furniture and equipment	7 years	$767,141	$1,269,661
Computer equipment	3-5 years	1,328,700	710,557
Software and website development costs	3 years	6,673,054	6,673,054
Leasehold improvements	(*)	48,663	48,663

		8,817,558	8,701,935
Less: accumulated depreciation and amortization		(8,174,912)	(7,747,113)

		$642,646	$954,822

(*)	Shorter of estimated useful life or life of lease.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Depreciation expense was $427,799 and $744,818 for the years ended December 31, 2017 and 2016, respectively.

4.	GOODWILL AND INTANGIBLES ASSETS, NET

As part of the Frederick Labs, LLC acquisition, the Company issued 2,334,354 shares of common stock valued at $1.63 each. Total consideration of approximately $5 million was allocated to assets acquired and liabilities assumed at fair value as follows: $2,350,000 developed technology, $340,000 domain name and $2,360,000 goodwill associated with the purchase. In 2017, the Company released $195,000 held in escrow related to this acquisition. Goodwill and intangibles are non-deductible for tax purposes.

	Amortization Period	2017	2016
Goodwill	10 years	$2,360,000	$2,360,000
Less: accumulated amortization - goodwill		(551,000)	(315,000)

		1,809,000	2,045,000

Developed technology	3 years	2,350,000	2,350,000
Domain names	3 years	761,000	761,000
Less: accumulated amortization - intangible assets		(2,511,000)	(1,613,000)

		600,000	1,498,000

		$2,409,000	$3,543,000

Amortization expense is expected to be as follows in the next 5 years and thereafter.

Years Ending December 31,
2018	$836,000
2019	236,000
2020	236,000
2021	236,000
2022	236,000
Thereafter	629,000

$2,409,000

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

5.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	2017	2016
Accounts payable	$518,605	$868,589
Accrued expenses	411,347	403,279
Bonus payable	947,293	982,192
Payroll liabilities	510,047	241,903
Others	506,718	477,447

	$2,894,010	$2,973,410

6.	LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

	2017	2016
Escalate Capital Partners SBIC III, LP	$10,000,000	$—
Eastward Fund Management, LLC	—	5,712,863

	10,000,000	5,712,863
Less: current portion	—	(3,070,327)

Long-term debt	10,000,000	2,642,536
Unamortized discount	(524,775)	(150,733)
Deferred finance costs	(225,665)	(67,020)

Long-term debt, net	$9,249,560	$2,424,783

Comerica Bank

On June 25, 2012, the Company entered into a Loan and Security Agreement (the “Credit Agreement”) with Comerica Bank (the “Bank”) providing for term loan advances of up to $3.5 million. In connection with the credit Agreement, the Bank was issued 10 years warrants to purchase 35,000 shares of the Company’s Series A Preferred stock in 2012 at an exercise price of $1.00 per share. The value of these warrants is immaterial to the consolidated financial statements.

On May 30, 2014, July 27, 2016, and October 27, 2017 the Company and the Bank entered into amendments to the Credit Agreement under which, among other things, the Company’s then outstanding term loans were refinanced with a revolving credit loan that is repayable, unless otherwise accelerated under the amendments, on September 30, 2019, the Revolving Maturity Date. The amendments provided the Company with a revolving credit facility (the “Revolving Line”) of up to (a) initially $8.5 million, or (b) the sum of the Borrowing Base (as defined) plus the Non-Formula Amount (as defined).

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

The revolving credit borrowings bear interest at the greater of the Bank’s Prime Rate plus 0.75% per annum or the Bank’s Daily Adjusting LIBOR Rate, as defined, plus 2.50% per annum. The Company’s effective interest rate on such debt as of December 31, 2017 and 2016 was 4.50% and 4.75%, respectively.

As additional consideration for the costs and risks associated with the Second Amendment, the Bank was issued 10 years warrants to purchase 7,483 shares of the Company’s Series C Preferred Stock at an exercise price of $3.341 per share in 2017, 4,490 shares of the Company’s Series C Preferred Stock at an exercise price of $3.341 per share in 2016 and 18,278 shares of the Company’s Series B Preferred Stock at an exercise price of $2.50 per share in 2014. The value of these warrants is immaterial to the consolidated financial statements.

The facility was collateralized by a first priority security interest in the assets of the Company. The Credit Agreement contains certain restrictive covenants, including limitations on investments, mergers or acquisitions, indebtedness, distributions to stockholders, transactions with affiliates and the disposition of assets.

As of December 31, 2017 and 2016, there was no outstanding balance on the Revolving Line.

Eastward Fund Management

On July 9, 2014, the Company entered into a Master Lease Agreement with Eastward Fund Management, LLC (“Eastward”) under which it received $8 million in three tranches ($4 million on July 9, 2014, $2 million on September 26, 2014, and $2 million on December 30, 2014). Each tranche was repayable in monthly installments commencing in the nineteenth month following the borrowing and ending on the maturity date of each tranche which are July 31, 2018, September 30, 2018, and December 31, 2018, respectively. All borrowings under the Eastward facility bore interest at 11.5% per annum, payable monthly. The Eastward facility was collateralized by a perfected lien on all tangible and intangible assets of the Company and was subordinate in right of payment to the Comerica facility discussed above. The proceeds from this credit facility can be used to purchase Collateral, as defined, and for general corporate purposes.

As additional consideration for the costs and risks associated with the Eastward facility, Eastward was issued 10 years warrants to purchase 288,000 shares of the Company’s Series B Preferred Stock at an exercise price of $2.50 per share. Since the Eastward facility was issued with detachable warrants, the Company allocated the proceeds received from the facility between long-term debt and the warrants on a relative fair value basis. The Company recognized approximately $441,000 related to the issuance of warrants, which reduced the carrying value of the Eastward facility on the date of issuance. This discount represents additional non-cash interest expense that was amortized over the term of the facility. Discount and finance cost amortization in 2017 and 2016 was $263,788 and $151,462, respectively. On May 22, 2017, the loan balance of $4.7 million plus interest was paid down using the proceeds from the new Escalate Facility closed on the same date. As a result of the debt extinguishment discussed above, the Company recorded approximately $52,535 loss on extinguishment.

The Company classifies the warrant instrument as liability at its fair value because the warrants do not meet the criteria for equity treatment under guidance contained in ASC 815-40-15 due to certain down round anti-dilution provision. This liability is subject to re-measurement at each balance sheet date and adjusted at each reporting period until the warrants are exercised or expired. Change in fair value is recognized in the Company’s consolidated statement of operations. Changes in the warrant liability fair value in 2017 and 2016 were minimal.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Escalate Capital Partners

On May, 22, 2017, the Company entered into a Loan and Security Agreement (the “Escalate facility”) with Escalate Capital Partners SBIC III, LP (“Escalate”) providing for term loan advances of up to $10 million under which it received in two tranches ($5 million on May 22, 2017 and $5 million on December 19, 2017). In connection with the Escalate facility, Escalate was issued 10 years warrants to purchase 306,448 shares of the Common Stock in 2017 at an exercise price of $.001 per share which are. exercisable through May 22, 2027. All borrowings under the Escalate facility bear interest at 11.5% per annum, payable monthly. Principal payment will commence on May 31, 2020 divided into 36 equal monthly amount, and remaining principal amount will be paid at maturity. The entire outstanding principal balance including interest will be due immediately and payable on the earlier of (1) an Event of Default consisting of Insolvency Event as defined, or (2) the date of Change of Control as defined, or (3) April 30, 2022, maturity date. The Escalate facility is collateralized by a perfected lien on all tangible and intangible assets of the Company. The proceeds from this credit facility was utilized to pay-off the Eastward debt, and for general corporate purposes. The terms of the Escalate facility impose certain financial covenants. At December 31, 2017, the Company was in compliance with these financial covenants.

Since the Escalate facility was issued with detachable warrants, the Company allocated the proceeds received from the facility between long-term debt and the warrants on a relative fair value basis. The Company recognized approximately $598,000 related to the issuance of warrants, which reduced the carrying value of the facility on the date of issuance. This discount represents additional non-cash interest expense that is being amortized over the term of the facility. Discount and finance cost amortization in 2017 was $73,000 and $25,000, respectively. The warrants are not subject to adjustments and therefore they were classified as equity instrument and are not subject to subsequent fair value measurment.

Scheduled annual maturities of outstanding bank debt at December 31, 2017 are as follows:

Escalate
2020	$2,222,222
2021	3,333,333
2022	4,444,445

$10,000,000

7.	STOCKHOLDERS’ EQUITY (DEFICIT)

A.	Common Stock

The Company issued 830 and 1,000 shares of common stock during 2017 and 2016, respectively, at $0.60 per share in connection with former employees and consultant exercise of options to acquire common stock at those exercise prices.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

At December 31, 2017, the Company was authorized to issue 63,000,000 shares of Common Stock, $.0001 par value per share. At December 31, 2017 and 2016, there were 13,867,255 and 13,866,425 shares of Common Stock issued and outstanding, respectively. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the Company’s preferred stock, each share of Common Stock is entitled to receive dividends as and when declared by the Company’s board of directors and to share ratably in all assets available for distribution to its stockholders upon dissolution or liquidation.

B.	Preferred Stock

At December 31, 2017, the Company was authorized to issue 13,285,000 shares of Series A, 3,000,000 shares of Series A-1, 11,306,278 shares of Series B Preferred Stock and 10,480,878 shares of Series C Preferred Stock, $.0001 par value per share. At December 31, 2016, the Company was authorized to issue 13,285,000 shares of Series A, 3,000,000 shares of Series A-1, 11,306,278 shares of Series B Preferred Stock and 10,480,395 shares of Series C Preferred Stock, $.0001 par value per share.

(i)	Dividend rights

Holders of Preferred Stock, in preference to the holders of Common Stock, are entitled to receive dividends at the rate of eight percent (8%) of the Original Issue Price ($1 for Series A, $2 for Series A-1, $2.50 for Series B and $3.341 for Series C), as defined in the certificate of incorporation, per annum on each outstanding share of Preferred Stock. These dividends are payable only when and if declared by the Company’s Board of Directors and are non-cumulative and non-compounding dividends.

(ii)	Liquidation preference

Upon the liquidation of the Company, whether voluntary or involuntary, and before any distributions are made to the holders of Common Stock, the holders of Preferred Stock are entitled to be paid out of the assets of the Company, an amount per share of Preferred Stock equal to the Original Issue Price, as defined in the certificate of incorporation, of Series A Preferred Stock (initially $1.00), Series A-1 Preferred Stock (initially $2.00), Series B Preferred Stock (initially $2.50), and Series C Preferred Stock (initially $3.341) as adjusted for any recapitalization, stock split and the like, plus any other dividends declared but unpaid thereon.

(iii)	Conversion rights

The holders of the Preferred Stock are entitled to convert the Preferred Stock into shares of Common Stock. The number of shares of Common Stock to which a holder of Preferred Stock is entitled upon conversion is the product obtained by multiplying the applicable “Preferred Conversion Rate” then in effect by the number of shares of Preferred Stock being converted. The conversion rate at December 31, 2017 and 2016 was 1.00 to 1.00 for Series A Preferred Stock, 1.00 to 1.00 for Series A-1 Preferred Stock, 1.00 to 1.00 for Series B Preferred Stock and 1.00 to 1.00 for Series C Preferred Stock. The conversion rate is subject to anti-dilution provisions.

(iv)	Voting rights

Each share of Preferred Stock is entitled to one vote.

C.	2011 Equity Incentive Plan

Under the Company’s 2011 Equity Incentive Plan (the “Equity Incentive Plan”), the Company may grant awards for up to approximately 6.7 million shares of its Common Stock. Awards may include stock options, stock appreciation rights and restricted stock awards. As of December 31, 2017 and 2016, approximately 5.8 million and 6.0 million share based awards have been issued, respectively. There are 849,000 shares are available for future grants as of December 31, 2017.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

The Company has granted certain officers and employees options to purchase shares of the Company’s Common Stock. The options that do not vest immediately are exercisable ratably over a four-year period commencing on the effective date of the grant. As of December 31, 2017 and 2016, 4,265,532 options and 3,639,598 options, respectively, were vested. The options also have an accelerated vesting provision if a change in ownership of the Company and termination of employment (under certain conditions) occurs. If none of the accelerated vesting conditions are met, the options vest over the contractual term. The options expire 10 years from the date of the grant. A summary of option activity under the Equity Incentive Plan as of and for the years ended December 31, 2017 and 2016 is presented below:

	2017		2016
		Weighted-		Weighted-
		Average		Average
Options	Shares	Exercise Price	Shares	Exercise Price
Outstanding, beginning of year	6,031,061	$1.27	5,728,434	$1.22
Granted	297,087	1.15	1,529,765	1.63
Exercised	(830)	0.60	(1,000)	0.60
Forfeited	(488,757)	0.89	(1,226,138)	1.26

Outstanding at December 31	5,838,561	1.03	6,031,061	1.27

Exercisable at December 31	4,265,532	$0.98	3,639,598	$1.07

The following table summarizes information about stock options outstanding as of December 31:

			Weighted-Average
			Remaining	Number of
	Exercise	Number of	Contractual Life	Exercisable
	Price	Options	(in Years)	Stock Options
2017	$0.60	1,307,849	4.14	1,307,849
	$1.15	4,530,712	7.28	2,957,683

		5,838,561		4,265,532

2016	$0.60	1,351,175	5.13	1,351,175
	$1.20	90,500	5.95	90,500
	$1.26	1,664,757	6.75	1,403,359
	$1.32	417,278	7.68	261,706
	$1.63	2,507,351	8.07	532,858

		6,031,061		3,639,598

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

The weighted-average grant date fair value of options granted for the years ended December 31, 2017 and 2016 was $0.50 and $0.29, respectively.

As of December 31, 2017, there was approximately $939,000 of total unrecognized compensation costs related to non-vested share-based compensation arrangements granted under the Equity Incentive Plan. The cost is expected to be recognized over a weighted-average period of 3 years. Recognized compensation expense related to the fair value of options in 2017 and 2016 is approximately $595,000 and $663,000, respectively.

In March 7, 2017, the board approved repricing of all outstanding options with original exercise prices between $1.20 and $1.63 effective as of the date of approval to $1.15. The Company accounted for the repricing as a modification. The modification resulted in additional stock based compensation of $385,000 that will be recognized over the remaining vesting period.

The fair value of each option award granted during 2017 and 2016 was estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatility is based on the average historical volatility of publicly-traded companies similar in nature. The expected term is based on the Company’s estimate of the period the options would be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of the grant.

The following summarizes the average assumptions used in determining the fair value of options granted:

	2017	2016
Expected volatility	42.0%	45.0%
Expected dividends	—	—
Expected term (in years)	6.5	4
Risk-free rate	1.74%	1.17%

8.	INCOME TAXES

On December 22, 2017, the legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law, which changes various corporate income tax provisions within the existing Internal Revenue Code (the “Code”). Substantially all the provisions of the Tax Act are effective for taxable years beginning after December 31, 2017. The most significant changes that impact the Company are the reduction in the corporate federal income tax rate from 34% to 21% and 100% bonus depreciation for qualified property acquired and placed in service after September 27, 2017 and before January 1, 2023. In a manner consistent with ASC 740-10-25-47, the effect of a change in tax law or rates shall be recognized at the date of enactment, accordingly, the Company accounted for the corporate federal income tax rate reduction in the fourth quarter of 2017.

The Company has substantially completed the measurement and accounting of certain effects of the enactment of the Tax Act which have been reflected in the 2017 financial statements. The Company reduced its net deferred tax assets by approximately $9.3 million with a corresponding reduction in the valuation allowance in the fourth quarter of 2017. The Company anticipates the issuance of guidance and regulations for various provisions in the Tax Act which may have an impact on the amounts reflected in the 2017 financial statements. The Company will evaluate future guidance and regulations and reflect changes in the financial statements in the period the accounting is completed.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

As of December 31, 2017, the Company had net operating loss carryforwards (“NOLs”) for federal, state and local income tax purposes of approximately $75.4 million which may be used to reduce future taxable income. The NOLs begin to expire in 2031. The provision (benefit) for income taxes is comprised of the following for the years ended December 31, 2017 and 2016:

	2017	2016
Current:
Federal	$—	$—
State and local	6,000	(7,000)

Total current	6,000	(7,000)

Deferred:
Federal	$—	$—
State and local	—	—

Total deferred	—	—

Total expense (benefit)	$6,000	$(7,000)

As of December 31, 2017 and 2016, the Company has no material uncertain tax positions.

Net deferred tax assets were primarily consist of net operating loss carryforwards. The Company net deferred tax assets are fully offset by a valuation allowance.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. For the year ended December 31, 2017, the Company’s net valuation allowance decreased by $8,543,000 to $17,590,000.

The Company files income tax returns in the U.S. federal jurisdiction and in multiple U.S. state and local jurisdictions. The Company’s tax filings for tax years 2014 to 2017 remain open for examination by taxing authorities.

9.	RETIREMENT SAVINGS PLAN

The Company has a defined contribution plan (the “Plan”) formed under the provisions of Section 401(k) of the Code. Under the Plan, participants may elect to contribute a percentage of their compensation earned in any plan year up to a maximum amount, as defined by the Code. The Plan does not provide for matching or discretionary contributions by the Company.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

10.	COMMITMENTS AND CONTINGENCIES

Office Leases

The rent expense, including real estate taxes, escalations and other charges, was approximately $1,205,400 and $1,808,878, for the years ended December 31, 2017 and 2016, respectively.

On July 26, 2016, the Company entered into a lease termination agreement for one floor in its New York office. Under the terms of the termination agreement, the Company agreed to vacate the premises on July 31, 2016 and continue to make monthly payments through October 31, 2017. In accordance with the accounting guidance for Exit and Disposal Cost Obligations, the Company charged to expense the continuing amounts payable under the lease termination agreement. The remaining liability of approximately $232,000 was recorded at fair value, discounted using a credit adjusted risk free rate of 7.89%.

On March 5, 2018 the Company entered into a lease termination agreement for its New York office. Under the terms of the termination agreement, the Company agreed to vacate the premises on or around April 9, 2018 for a one-time payment of $250,000.

On February 28, 2018, the Company entered into a thirty six month sublease agreement for a new New York office. The total future rent expense is $1,356,000.

The Company’s approximate future minimum rental commitments under these leases are as follows:

Years Ending December 31,	Rent Expense
2018	$1,175,000	(a)
2019	908,000
2020	807,000
2021	458,000

	$3,348,000

(a)	A portion represents lease termination payments under the lease termination agreement with the previous landlord.

11.	SUBSEQUENT EVENTS

The Company entered into an Agreement and Plan of Merger on March 12, 2018 with MINDBODY, Inc., whereby MINDBODY, Inc. acquired the Company for purchase price of $150M in cash and the assumption of unvested option awards. The assumed unvested awards will be converted into options to purchase a number of shares of Class A common stock of MINDBODY, Inc., subject to an exchange ratio. At the closing of the Merger, the purchase price will be adjusted based on the amount of indebtedness, cash, unpaid transaction expenses and net working capital of the Company.

The Company evaluated subsequent events through April 1, 2018, the date the consolidated financial statements were available for issuance.

Consolidated Interim Financial Statements (Unaudited)

BOOKER SOFTWARE, INC. AND SUBSIDIARY

For the three months ended March 31, 2018 and 2017

BOOKER SOFTWARE, INC. AND SUBSIDIARY

TABLE OF CONTENTS

Page

Consolidated Interim Financial Statements (Unaudited)

Consolidated Balance Sheets	2 - 3

Consolidated Statements of Operations	4

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Interim Financial Statements	7 - 19

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Balance Sheets

As of March 31, 2018 (Unaudited) and December 31, 2017

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,307,998	$6,775,350
Accounts receivable, net of allowance for doubtful accounts of $43,000 in 2018 and $37,000 in 2017	2,034,165	2,098,615
Prepaid expenses and other current assets	904,997	975,389

Total current assets	6,247,160	9,849,354
Property and equipment, net	550,982	642,646
Goodwill	1,750,550	1,809,557
Intangible assets, net	374,833	599,333
Deposits	101,517	91,142

Total assets	$9,025,042	$12,992,032

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,782,394	$2,894,010
Deferred revenue	927,237	799,094

Total current liabilities	2,709,631	3,693,104
Warrants liability	441,152	441,152
Long-term debt	9,295,851	9,249,560
Deferred rent obligation	20,584	27,944

Total liabilities	12,467,218	13,411,760

Commitments and contingencies

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Balance Sheets

As of March 31, 2018 (Unaudited) and December 31, 2017

	March 31,	December 31,
	2018	2017
STOCKHOLDERS’ EQUITY (DEFICIT)
Series A Preferred Stock, $.0001 par value: 13,285,000 shares authorized, 13,250,000 shares issued and outstanding; aggregate liquidation value $13,250,000	$1,325	$1,325
Series A-1 Preferred Stock, $.0001 par value: 3,000,000 shares authorized, 3,000,000 shares issued and outstanding; aggregate liquidation value $6,000,000	300	300
Series B Preferred Stock, $.0001 par value: 11,306,278 shares authorized, 11,000,000 shares issued and outstanding; aggregate liquidation value $27,500,000	1,100	1,100
Series C Preferred Stock, $.0001 par value: 10,487,878 shares authorized, 10,475,905 shares issued and outstanding; aggregate liquidation value $35,000,000	1,048	1,048
Common stock, $.0001 par value: 63,000,000 shares authorized, 13,867,255 shares issued and outstanding	1,386	1,386
Additional paid-in capital	86,600,971	86,488,617
Accumulated deficit	(90,048,306)	(86,913,504)

Total stockholders’ equity (deficit)	(3,442,176)	(419,728)

Total liabilities and stockholders’ equity (deficit)	$9,025,042	$12,992,032

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Operations

For the three months ended March 31, 2018 and 2017 (Unaudited)

	2018	2017
REVENUES
Recurring	$4,897,935	$4,790,771
Transactional	1,585,281	1,391,569
Non-recurring	183,386	218,949

Total revenues	6,666,602	6,401,289

Direct costs
Subscription and support	1,179,694	1,040,765
Hosting	729,155	669,423
Hardware	191,214	125,884

	2,100,063	1,836,072

OPERATING EXPENSES
Research and development	2,121,767	1,984,870
Sales and marketing	2,318,584	1,962,326
General and administrative	2,498,858	2,026,822
Depreciation and amortization	366,583	402,699
Loss on disposal of fixed assets	57,975	—

Total operating expenses	7,363,767	6,376,717

Loss from operations	(2,797,228)	(1,811,500)
Interest expense, net of interest income	334,523	207,280

Loss before income taxes	(3,131,751)	(2,018,779)
Income tax expense	3,050	1,500

Net loss	$(3,134,801)	$(2,020,279)

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the three months ended March 31, 2018 and 2017 (Unaudited)

	Series A		Series A-1		Series B		Series C
	Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Common Stock		Additional		Total Stockholders’
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Paid-in Capital	Accumulated Deficit	Equity (Deficit)
Balance - January 1, 2017	13,250,000	$1,325	3,000,000	$300	11,000,000	$1,100	10,475,905	$1,048	13,866,425	$1,386	$85,295,108	$(80,395,547)	$4,904,720
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	138,177	—	138,177
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,020,279)	(2,020,279)

Balance - March 31, 2017	13,250,000	$1,325	3,000,000	$300	11,000,000	$1,100	10,475,905	$1,048	13,866,425	$1,386	$85,433,285	$(82,415,826)	$3,022,618

Balance - January 1, 2018	13,250,000	$1,325	3,000,000	$300	11,000,000	$1,100	10,475,905	$1,048	13,867,255	$1,386	$86,488,618	$(86,913,505)	$(419,728)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	112,353	—	112,353
Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,134,801)	(3,134,801)

Balance - March 31, 2018	13,250,000	$1,325	3,000,000	$300	11,000,000	$1,100	10,475,905	$1,048	13,867,255	$1,386	$86,600,971	$(90,048,306)	$(3,442,176)

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the three months ended March 31, 2018 and 2017 (Unaudited)

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,134,801)	$(2,020,279)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	366,583	402,699
Bad debt expense	52,737	37,000
Loss on disposal of fixed assets	57,975	—
Amortization of discount on long-term debt	29,878	25,671
Amortization of deferred financing costs	16,413	15,161
Stock-based compensation	112,353	138,177
Changes in operating assets and liabilities
Accounts receivable	11,713	(45,329)
Prepaid expenses and other current assets	70,391	175,353
Deposits	(10,375)	—
Accounts payable and accrued expenses	(1,111,616)	(1,206,630)
Deferred rent obligation	(7,359)	326
Lease termination payments	—	(67,865)
Deferred revenue	128,143	61,920
Holdback cash - Hire Frederick	—	4,769

Net cash used in operating activities	(3,417,965)	(2,479,027)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(49,387)	(55,174)

Net cash used in investing activities	(49,387)	(55,174)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	—	(758,511)

Net cash used in financing activities	—	(758,511)

Decrease in cash and cash equivalents	(3,467,352)	(3,292,712)
Cash and cash equivalents - beginning of period	6,775,350	8,884,538

Cash and cash equivalents - end of period	$3,307,998	$5,591,826

Supplemental cash flow information:
Cash paid during the year for:
Interest	$290,081	$290,081
Income taxes	2,213	556

The accompanying notes are an integral part of these consolidated financial statements.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

1.	ORGANIZATION AND NATURE OF BUSINESS

Booker Software, Inc. and Subsidiary (the “Company” or “Booker”), a Delaware corporation organized in August 2011, is a global provider of cloud-based business management, scheduling and marketing solutions for service businesses. The Booker application integrates core features on to one operating system that is used by businesses to manage their internal operations and employees, sell and market their services, track customer relationships and transactions, and report on activities. The core features of the Booker platform include scheduling, point of sale (POS), customer management (CRM), employee management, services management, inventory management, marketing and reporting.

In August 2015, the Company acquired Frederick Labs, Inc. (“Frederick”). Frederick provides a marketing automation platform to appointment and class based small businesses which helps them to increase their revenue and provide better service to their customers.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of the Company’s significant accounting policies is presented as an integral part of the accompanying consolidated financial statements:

Basis of Presentation

The consolidated interim financial statements for March 31, 2018 and 2017, are unaudited, and in the opinion of management, contain all adjustments necessary for a fair presentation of the consolidated interim financial statements. Such adjustments consist solely of normal recurring items. Interim results are not necessarily indicative of results for a full year or any subsequent interim period. The consolidated interim financial statements and notes are prepared in accordance with accounting principles generally accepted in U.S. GAAP and do not contain certain information included in the annual consolidated financial statements and accompanying notes of the Company. These consolidated interim financial statements should be read in conjunction with the annual consolidated financial statements and accompanying notes for the year ended December 31, 2017.

Principles of Consolidation

The accompanying consolidated interim financial statements include the accounts of Booker and Frederick. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all bank money market accounts and other investments purchased with an original maturity of three months or less to be cash equivalents.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

Concentration of Credit Risk

As of March 31, 2018, the Company had cash concentrations in one financial institution which was in excess of federally insured limits by approximately $3.2 million. Approximately 76% of accounts receivable is attributable to two customers and 19% of revenue is attributable to two customers as of and for the three months ended March 31, 2018, while approximately 81% of accounts receivable is attributable to three customers and 25.59% of revenue are attributable to three customers as of and for the three months ended March 31, 2017.

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Credit is generally extended on a short-term basis, thus trade receivables do not bear interest, although a finance charge may be applied to receivables that are past due. The Company generally does not require collateral for trade receivables. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations in the period in which the estimate is revised. Trade receivables that are deemed doubtful are offset against the allowance for doubtful accounts. The allowance for doubtful accounts is based upon review of specific accounts, and historical ratios of bad debt.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided under the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful life of the asset, whichever is shorter. Maintenance and repairs are charged to operations as incurred.

Software and Website Development Costs

The Company capitalizes costs incurred during the application development stage of its Booker platform, its websites, and certain other projects for internal use. Costs incurred during the planning and post implementation phases of these initiatives are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is three years.

The Company did not capitalize software and website development costs during the three months ended March 31, 2018 and 2017. Amortization expense of software and website development costs was not significant for the three months ended March 31, 2018 and 2017. Costs to provide customer support and maintenance are charged to expense as incurred.

Goodwill and Other Intangibles

Goodwill and other intangible assets with finite lives are amortized using the straight-line method over their estimated useful lives, which is ten years for goodwill and three years for developed technology and domain names. Amortization expense for the three months ended March 31, 2018 and 2017 was approximately $283,000, each period.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

Impairment of Long-Lived Assets

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be fully recoverable. An impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying value. If an asset is determined to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the asset exceeds its fair value. For goodwill, impairment is assessed upon occurrence of triggering events that indicate a potential impairment. If a triggering event is determined to be applicable, the Company has the option to first assess qualitative factors to determine whether a quantitative impairment test is necessary. However, if a quantitative impairment test is required, a one-step impairment test, whereby the Company’s fair value is compared to its carrying value, would be performed and any shortfall will be recognized as impairment. The Company determines fair value using a discounted cash flow analysis or other accepted valuation techniques. There was no triggering events and no impairment during the three months ended March 31, 2018 and 2017.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,

•	Delivery has occurred or services have been rendered,

•	The sales price is fixed or determinable, and

•	Collectability is reasonably assured

Revenue from transaction fees and equipment sales are recognized when the sale takes place. In 2017, the Company had non-routine source license sales. Such sales are recognized upon delivery of the license and when no further performance obligation exists. Subscription fees are recognized ratably over the subscription period. Revenues from consulting services, including software customization, are recognized under an output based model as services are provided on a contract-by-contract basis.

Deferred revenues consists principally of billed amounts to be recognized as revenues over the remaining contract period.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were approximately $2,000 and $3,660 for the three months ended March 31, 2018 and 2017, respectively.

Research and Development

The Company expenses all research and development costs as incurred. Research and development costs with respect to employee salaries for the three months ended March 31, 2018 and 2017 were approximately $2,121,767 and $ 1,984,870, respectively.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topics 505 “Equity” and 718 “Compensation - Stock Compensation.” Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The Company recognizes stock-based compensation based on the grant date fair value of those awards over the requisite service period. The Company uses the Black-Scholes-Merton (Black-Scholes) option pricing model to determine the fair value of stock-based compensation awards. Stock-based compensation plan and related information is more fully described in Note 7 to these consolidated interim financial statements. Share-based compensation expense recognized for the three months ended March 31, 2018 and 2017 were $112,353 and $138,177, respectively.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

Fair Value of Financial Instruments

ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1 -	Quoted prices in active markets for identical assets or liabilities

Level 2 -	Valuations based on quoted prices in markets that are not active, quoted prices for similar assets or liabilities or all other inputs that are observable

Level 3 -	Unobservable inputs for which there is little or no market data which require the Company to develop its own assumptions

The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value due to the short maturity of these items. The carrying value of the Company’s long-term debt approximates fair value because the fixed rate charged for borrowings approximates market rate (Level 2). Warrant liability is carried at fair value. Warrants fair value is determined using option pricing model utilizing assumptions related to the contractual term of the instruments (seven years), estimated volatility of the price of the Company’s common stock (49%), interest rates (2.25%) and the probability of down round anti-dilution adjustment to the exercise price as provided by the warrant agreement terms.

The fair values for the warrant liability as of March 31, 2018 and December 31, 2017 were classified under the fair value hierarchy as Level 3.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is more likely than not expected to be realized.

The Company files federal and state income tax returns. The Company’s income tax returns are subject to examination by these tax jurisdictions generally for a period of three years after they are filed.

The Company provides a financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based solely on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has greater than 50% likelihood to be sustained upon ultimate settlement. The Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, an entity should apply a five step process as outlined in the ASU. The standard is effective for nonpublic entities for annual and interim periods beginning after December 15, 2018. Early adoption is permitted under certain scenarios. The Company is currently assessing the impact that the adoption of this standard will have on its consolidated financial statements and related disclosures upon implementation in 2019.

In February 2016, the FASB issued ASU No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which is effective for the fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. Early adoption is permitted. We are in the process of evaluating the effect that ASU 2016-02 will have on our consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15 “Statements of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”) and is effective for the fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. ASU 2016-15 is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. Early adoption is permitted. The Company is in the process of evaluating the effect that ASU 2016-15 will have on its consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”) and is effective for the fiscal years beginning after December 15, 2021. ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. We are in the process of evaluating the effect that ASU 2017-04 will have on our consolidated financial statements and related disclosures. If the Company were to adopt this alternative it is not expected to significantly impact the consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, “Distinguishing Liabilities from Equity (Topic 480): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception.” Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity,

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests. The amendments in Part II of this update do not have an accounting effect. ASU 2017-11 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is in the process of evaluating the effect that ASU 2017-11 will have on its consolidated financial statements and related disclosures.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	Estimated	March 31,	December 31,
	Life	2018	2017
Furniture and equipment	7 years	$698,510	$767,142
Computer equipment	3-5 years	1,242,603	1,328,700
Software and website development costs	3 years	6,673,053	6,673,053
Leasehold improvements	(*)	—	48,663

		8,614,167	8,817,558
Less: accumulated depreciation and amortization		(8,063,185)	(8,174,912)

		$550,982	$642,646

(*)	Shorter of estimated useful life or life of lease.

Depreciation and amortization expense was $83,076 and $119,192 for the three months ended March 31, 2018 and 2017, respectively.

4.	GOODWILL AND INTANGIBLE ASSETS, NET

As part of the Frederick Labs, LLC acquisition, the Company issued 2,334,354 shares of common stock valued at $1.63 each. Total consideration of approximately $5 million was allocated to assets acquired and liabilities assumed at fair value as follows: $2,350,000 developed technology, $340,000 domain name and $2,360,292 goodwill associated with the purchase. In 2017, the Company released $195,000 held in escrow related to this acquisition. Goodwill and intangibles are non-deductible for tax purposes.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

Goodwill and intangible assets consisted of the following:

	Amortization	March 31,	December 31,
	Period	2018	2017
Goodwill	10 years	$2,360,292	$2,360,292
Less: accumulated amortization - goodwill		(609,742)	(550,735)

		1,750,550	1,809,557

Developed technology	3 years	2,350,000	2,350,000
Domain names	3 years	760,794	760,794
Less: accumulated amortization - intangible assets		(2,735,961)	(2,511,461)

		374,833	599,333

		$2,125,383	$2,408,890

Amortization expense is expected to be as follows in the next 5 years and thereafter.

Years Ended December 31,
2018 (remainder of the year)	$374,000
2019	236,000
2020	236,000
2021	236,000
2022	236,000
Thereafter	806,000

$2,124,000

5.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

This account consisted of the following:

	March 31,	December 31,
	2018	2017
Accounts payable	$543,393	$518,605
Accrued expenses	573,024	411,347
Bonus payable	275,000	947,293
Payroll liabilities	305,538	510,047
Others	85,439	506,718

	$1,782,394	$2,894,010

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

6.	LONG-TERM DEBT

Long-term debt consisted of the following:

	March 31,	December 31,
	2018	2017
Escalate Capital Partners SBIC III, LP	$10,000,000	$10,000,000
Unamortized discount	(494,897)	(524,775)
Deferred finance costs	(209,252)	(225,665)

Long-term debt, net	$9,295,851	$9,249,560

Comerica Bank

On June 25, 2012, the Company entered into a Loan and Security Agreement (the “Credit Agreement”) with Comerica Bank (the “Bank”) providing for term loan advances of up to $3.5 million. In connection with the Credit Agreement, the Bank was issued 10 years warrants to purchase 35,000 shares of the Company’s Series A Preferred Stock in 2012 at an exercise price of $1.00 per share. The value of these warrants is immaterial to the consolidated financial statements.

On May 30, 2014, July 27, 2016, and October 27, 2017 the Company and the Bank entered into amendments to the Credit Agreement under which, among other things, the Company’s then outstanding term loans were refinanced with a revolving credit loan that is repayable, unless otherwise accelerated under the amendments, on September 30, 2019, the Revolving Maturity Date. The amendments provided the Company with a revolving credit facility (the “Revolving Line”) of up to (a) initially $8.5 million, or (b) the sum of the Borrowing Base (as defined) plus the Non-Formula Amount (as defined).

The revolving credit borrowings bear interest at the greater of the Bank’s Prime Rate plus 0.75% per annum or the Bank’s Daily Adjusting LIBOR Rate, as defined, plus 2.50% per annum. The Company’s effective interest rate on such debt as of March 31, 2018 and 2017 was 5.500% and 4.50%, respectively.

As additional consideration for the costs and risks associated with the Second Amendment, the Bank was issued 10 years warrants to purchase 7,483 shares of the Company’s Series C Preferred Stock at an exercise price of $3.341 per share in 2017, 4,490 shares of the Company’s Series C Preferred Stock at an exercise price of $3.341 per share in 2016 and 18,278 shares of the Company’s Series B Preferred Stock at an exercise price of $2.50 per share in 2014. The value of these warrants is immaterial to the consolidated interim financial statements.

The facility was collateralized by a first priority security interest in the assets of the Company. The Credit Agreement contains certain restrictive covenants, including limitations on investments, mergers or acquisitions, indebtedness, distributions to stockholders, transactions with affiliates and the disposition of assets.

As of March 31, 2018 and December 31, 2017, there was no outstanding balance on the Revolving Line.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

Escalate Capital Partners

On May, 22, 2017, the Company entered into a Loan and Security Agreement (the “Escalate facility”) with Escalate Capital Partners SBIC III, LP (“Escalate”) providing for term loan advances of up to $10 million under which it received in two tranches ($5 million on May 22, 2017 and $5 million on March 19, 2017). In connection with the Escalate facility, Escalate was issued 10 years warrants to purchase 306,448 shares of the Common Stock in 2017 at an exercise price of $.001 per share which are exercisable through May 22, 2027. All borrowings under the Escalate facility bear interest at 11.5% per annum, payable monthly. Principal payment will commence on May 31, 2020 divided into 36 equal monthly amounts, and remaining principal amount will be paid at maturity. The entire outstanding principal balance including interest will be due immediately and payable on the earlier of (1) an Event of Default consisting of Insolvency Event as defined, or (2) the date of Change of Control as defined, or (3) April 30, 2022 maturity date. The Escalate facility is collateralized by a perfected lien on all tangible and intangible assets of the Company. The proceeds from this credit facility were utilized to pay off the previous debt, and for general corporate purposes. The terms of the Escalate facility impose certain financial covenants. At March 31, 2018 and December 31, 2017, the Company was in compliance with these financial covenants.

Since the Escalate facility was issued with detachable warrants, the Company allocated the proceeds received from the facility between long-term debt and the warrants on a relative fair value basis. The Company recognized approximately $598,000 related to the issuance of warrants, which reduced the carrying value of the facility on the date of issuance. This discount represents additional non-cash interest expense that is being amortized over the term of the facility. Discount and finance cost amortization for the three months ended March 31, 2018 and 2017 was $46,291 and $40,832, respectively. The warrants are not subject to adjustments and therefore they were classified as equity instrument and are not subject to subsequent fair value measurement.

Scheduled annual maturities of outstanding bank debt at March 31, 2018 are as follows:

Escalate
2020	$1,944,444
2021	3,333,333
2022	4,722,223

$10,000,000

7.	STOCKHOLDERS’ EQUITY (DEFICIT)

A.	Common Stock

The Company issued 830 shares of common stock during 2017 at $0.60 per share in connection with former employees and consultant exercise of options to acquire common stock at those exercise prices. There were no shares of common stock issued in 2018.

At March 31, 2018 the Company was authorized to issue 63,000,000 shares of Common Stock, $.0001 par value per share. At March 31, 2018 and December 31, 2017, there were 13,867,255 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the Company’s preferred stock, each share of Common Stock is entitled to receive dividends as and when declared by the Company’s board of directors and to share ratably in all assets available for distribution to its stockholders upon dissolution or liquidation.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

B.	Preferred Stock

At March 31, 2018 and 2017, the Company was authorized to issue 13,285,000 shares of Series A, 3,000,000 shares of Series A-1, 11,306,278 shares of Series B Preferred Stock and 10,487,878 shares of Series C Preferred Stock, $.0001 par value per share. There were no shares of Preferred Stock issued in 2018.

(i)	Dividend rights

Holders of Preferred Stock, in preference to the holders of Common Stock, are entitled to receive dividends at the rate of eight percent (8%) of the Original Issue Price ($1 for Series A, $2 for Series A-1, $2.50 for Series B and $3.341 for Series C), as defined in the certificate of incorporation, per annum on each outstanding share of Preferred Stock. These dividends are payable only when and if declared by the Company’s Board of Directors and are non-cumulative and non-compounding dividends.

(ii)	Liquidation preference

Upon the liquidation of the Company, whether voluntary or involuntary, and before any distributions are made to the holders of Common Stock, the holders of Preferred Stock are entitled to be paid out of the assets of the Company, an amount per share of Preferred Stock equal to the Original Issue Price, as defined in the certificate of incorporation, of Series A Preferred Stock (initially $1.00), Series A-1 Preferred Stock (initially $2.00), Series B Preferred Stock (initially $2.50), and Series C Preferred Stock (initially $3.341) as adjusted for any recapitalization, stock split and the like, plus any other dividends declared but unpaid thereon.

(iii)	Conversion rights

The holders of the Preferred Stock are entitled to convert the Preferred Stock into shares of Common Stock. The number of shares of Common Stock to which a holder of Preferred Stock is entitled upon conversion is the product obtained by multiplying the applicable “Preferred Conversion Rate” then in effect by the number of shares of Preferred Stock being converted. The conversion rate at March 31, 2018 and December 31, 2017 was 1.00 to 1.00 for Series A Preferred Stock, 1.00 to 1.00 for Series A-1 Preferred Stock, 1.00 to 1.00 for Series B Preferred Stock and 1.00 to 1.00 for Series C Preferred Stock. The conversion rate is subject to anti-dilution provisions.

(iv)	Voting rights

Each share of Preferred Stock is entitled to one vote.

C.	2011 Equity Incentive Plan

Under the Company’s 2011 Equity Incentive Plan (the “Equity Incentive Plan”), the Company may grant awards for up to approximately 6.7 million shares of its Common Stock. Awards may include stock options, stock appreciation rights and restricted stock awards. As of March 31, 2018 and 2017, approximately 5.8 million and 6.0 million share based awards have been issued, respectively. There are 849,000 shares available for future grants as of March 31, 2018.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

The Company has granted certain officers and employees options to purchase shares of the Company’s Common Stock. The options that do not vest immediately are exercisable ratably over a four-year period commencing on the effective date of the grant. As of March 31, 2018 and 2017, 4,420,125 options and 3,818,769 options, respectively, were vested. The options also have an accelerated vesting provision if a change in ownership of the Company and termination of employment (under certain conditions) occurs. If none of the accelerated vesting conditions are met, the options vest over the contractual term. The options expire 10 years from the date of the grant. A summary of option activity under the Equity Incentive Plan as of and for the quarter ended March 31, 2018 and 2017 is presented below:

	2018		2017
		Weighted-		Weighted-
		Average		Average
Options	Shares	Exercise Price	Shares	Exercise Price
Outstanding, January 1	5,838,561	$1.06	6,031,061	$0.00
Granted	—		75,000	1.15
Forfeited	(60,477)	1.15	(157,097)	1.15

Outstanding at March 31	5,778,084	1.03	5,948,964	1.03

Exercisable at March 31	4,420,125	$0.99	3,818,769	$0.96

The following table summarizes information about stock options outstanding as of March 31:

			Weighted-Average
			Remaining	Number of
	Exercise	Number of	Contractual Life	Exercisable
	Price	Options	(in Years)	Stock Options
2018	$0.60	1,307,849	3.89	1,307,849
	$1.15	4,470,235	6.70	3,112,276

		5,778,084		4,420,125

2017	$0.60	1,307,849	4.87	1,350,175
	$1.15	4,440,491	7.46	2,468,594

		5,748,340		3,818,769

The weighted-average grant date fair value of options granted for the three months ended March 31, 2017 was $0.50. No options were granted during the three months ended March 31, 2018.

As of March 31, 2018, there were approximately $826,647 of total unrecognized compensation costs related to non-vested share-based compensation arrangements granted under the Equity Incentive Plan. The cost is expected to be recognized over a weighted-average period of three years. Recognized compensation expense related to the fair value of options for the three months ended March 31, 2018 and 2017 is approximately $112,353 and $138,177, respectively.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

On March 7, 2017, the board approved repricing of all outstanding options with original exercise prices between $1.20 and $1.63 effective as of the date of approval to $1.15. The Company accounted for the repricing as a modification. The modification resulted in additional stock based compensation of $385,000 that will be recognized over the remaining vesting period.

The fair value of each option award granted during 2017 was estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatility is based on the average historical volatility of publicly traded companies similar in nature. The expected term is based on the Company’s estimate of the period the options would be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of the grant.

The following summarizes the average assumptions used in determining the fair value of options granted:

2017
Expected volatility	35.0%
Expected dividends	0.0
Expected term (in years)	7.0
Risk-free rate	1.74%

8.	INCOME TAXES

The income tax expense of $3,050 and $1,500 for the three months ended March 31, 2018 and 2017, respectively, is primarily attributed to state minimum taxes in which the Company operates. The Company’s effective tax rate for the three months ended March 31, 2018 and 2017 was a negative 0.10% and negative 0.07%, which differs from the Federal statutory rate mainly due to a full valuation allowance against all deferred tax assets including net operating losses.

9.	RETIREMENT SAVINGS PLAN

The Company has a defined contribution plan (the “Plan”) formed under the provisions of Section 401(k) of the Code. Under the Plan, participants may elect to contribute a percentage of their compensation earned in any plan year up to a maximum amount, as defined by the Code. The Plan does not provide for matching or discretionary contributions by the Company.

10.	COMMITMENTS AND CONTINGENCIES

Office Leases

The rent expense, including real estate taxes, escalations and other charges, was approximately $640,000 and $340,000, for the three months ended March 31, 2018 and 2017, respectively.

On March 5, 2018 the Company entered into a lease termination agreement for its New York office. Under the terms of the termination agreement, the Company agreed to vacate the premises on or around April 9, 2018 for a one-time payment of $250,000.

BOOKER SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Interim Financial Statements

March 31, 2018 and 2017 (Unaudited)

On February 28, 2018, the Company entered into a 36 month sublease agreement for a new New York office. The total future rent expense is $1,241,000.

The Company’s approximate future minimum rental commitments under these leases are as follows:

Year Ended December 31,	Rent Expense
2018 (remainder of the year)	$550,000
2019	908,000
2020	807,000
2021	458,000

$2,723,000

11.	SUBSEQUENT EVENTS

On March 12, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MINDBODY, Inc., Harley Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the stockholders’ representative, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), thereby causing MINDBODY to acquire all of the outstanding securities of the Company. MINDBODY will pay approximately $150 million in cash, subject to various adjustments as set forth in the Merger Agreement, plus MINDBODY will assume all outstanding Company stock options that were unvested as of immediately prior to the effective time of the Merger.

Pursuant to the Merger, (i) all of the issued and outstanding shares of capital stock of the Company were converted into the right to receive cash consideration, (ii) all of the issued and outstanding Company stock options that were vested as of immediately prior to the effective time of the Merger were converted into the right to receive cash consideration, (iii) all of the issued and outstanding in-the-money warrants that were vested as of immediately prior to the effective time of the Merger were converted into the right to receive cash consideration, (iv) all of the issued and outstanding out-of-the money warrants were terminated without any consideration, and (v) all of the issued and outstanding Company stock options that were unvested as of immediately prior to the effective time of the Merger were assumed and converted into an option to purchase a number of shares of Class A Common Stock of MINDBODY, each as set forth in the Merger Agreement.

In connection with the Merger, the Board of Directors of the Company approved (i) the termination of each of the Company’s outstanding equity incentive plans, with such termination to be effective as of immediately prior to the effective time of the Merger, and (ii) the termination of the Company’s 401(k) Plan, with such termination to be effective no later than the day immediately preceding the closing of the Merger.

Also in connection with the Merger, as of the date of close, all outstanding debt and interest was paid and the Company’s Escalate facility and Revolving Line with Comerica Bank were terminated.

The Merger closed on April 2, 2018.

The Company evaluated subsequent events through May 18, 2018, the date the consolidated interim financial statements were available for issuance.